Exhibit 10.40

REVOLVING LOAN AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made as of the 6th day of December, 2006, by and between VIRTUAL RADIOLOGIC CORPORATION, a Delaware corporation (the “Borrower”), and ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association with its banking house located in Plymouth, Minnesota (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested the Lender to extend to the Borrower a revolving line of credit in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00).

WHEREAS, the Lender is willing and prepared to extend such line of credit to the Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings for the purpose of this Agreement and the documents related hereto unless the context in which such term is used clearly requires otherwise:

(a) Accounts: all of the Borrower’s accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

(b) Advance: an Advance by the Lender pursuant to Section 2 hereof.

(c) Affiliate: means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(d) Banking Day: any day on which the Federal Reserve Bank of Minneapolis, Minnesota, is open for business.

(e) Borrowing Base: “Borrowing Base” means, at any time the lesser of:

(i) the Maximum Line; or

(ii) subject to change from time to time in the Lender’s sole discretion, 80% of Eligible Accounts.

The amount of the Borrowing Base shall be determined periodically from the most recent Borrowing Base Certificate and supporting reports delivered to the Lender pursuant to Section 8(a) hereof.

(f) Borrowing Base Certificate: the form of Borrowing Base Certificate attached hereto as Exhibit B.

(g) Capital Expenditures: for any 12-month period, the Borrower’s net fixed assets at the end of the period less net fixed assets at the beginning of the period plus depreciation expense for the period less financed capital expenditures.

(h) Collateral: the collateral described in and subject to the Security Documents.

(i) Compliance Certificate: the form of Compliance Certificate attached hereto as Exhibit A.

(j) Debt: the aggregate amount of all of the Borrower’s items properly classified as liabilities on its balance sheet in accordance with GAAP.

(k) Eligible Accounts: the United States dollar value (net of finance charges and/or service charges) of only such Accounts of the Borrower arising from the ordinary course of business in which the Lender holds a first priority security interest and as to which the Lender, in its reasonable business judgment, shall from time to time determine to be collectible in a timely manner in the ordinary course of business without dispute or set-off. Without limiting the Lender’s right, in its reasonable business judgment, to consider any Account not to be an Eligible Account, and by way of example only of types of Accounts that the Lender will consider not to be Eligible Accounts, the Lender, notwithstanding any earlier classification of eligibility, may consider any Account not to be an Eligible Account if: (a) any warranty is breached as to the Account or the Account debtor disputes liability or makes any claim with respect to the Account; (b) (i) the Account is not paid by the Account debtor within 90 days after the date of the original invoice relating thereto; or (ii) the Account is owed by any Account debtor who has not paid 25% or more of such Account debtor’s Accounts within the time period specified in subsection (b)(i) above; (c) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the Account debtor owing the Account, or the Account debtor owing the Account assigns for the benefit of creditors, becomes insolvent, fails, suspends, or goes out of business, or the Lender, in its reasonable business judgment, shall become dissatisfied with the creditworthiness of an Account debtor owing an Account; (d) the Account arises from a sale to an Account debtor outside the United States, unless the sale is on letter of credit, acceptance or other terms acceptable to the Lender in its sole and absolute discretion; (e) the Account debtor is an Affiliate, supplier or creditor of the Borrower; (f) the Account debtor is the United States of America or any agency or department thereof and the Account is subject to the Assignment of Claims Act; or (g) any Account covering inventory which has not been shipped to the Account debtor.

(l) Event of Default: any one or more of the events listed in Section 9 hereof.

(m) Financing Statements: UCC-1 financing statements naming the Borrower as debtor in favor of the Lender as secured party.

(n) Fixed Charge Coverage Ratio: the ratio of (i) Operating Cash Flow, to (ii) Total Fixed Charges.

(o) GAAP: generally accepted accounting principles, consistently applied.

(p) Lease: any lease agreement between an owner of any Premises leased to the Borrower, as tenant.

(q) Loan Documents: this Agreement, the Note, the Financing Statements, the Security Agreement, the Organizational Documents and any and all other documents now or hereafter executed and/or delivered by the Borrower to the Lender in connection with the Revolving Line of Credit.

(r) Maximum Line: the sum of $2,000,000.

(s) Note: the Revolving Note of even date herewith executed by the Borrower in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00) and payable to the order of the Lender.

(t) Operating Cash Flow: the Borrower’s net income after taxes and exclusive of extraordinary gains and losses, gains on sale of fixed assets, and other income, plus depreciation, amortization, interest expense, non-cash stock compensation expense and lease expense, less dividends and distributions.

(u) Organizational Documents: collectively, the following documents, each of which shall be in form and substance acceptable to the Lender:

(i) a copy of the Certificate of Incorporation for the Borrower, duly certified by the Secretary of State of the State of Delaware;

(ii) a copy of the Bylaws for the Borrower, duly certified by an officer of the Borrower;

(iii) a current Certificate of Good Standing for the Borrower, duly issued by the Secretary of State of the State of Delaware;

(iv) a copy of the Certificate of Authority to Transact Business in a Foreign State duly certified by the Secretary of State of the State of Minnesota; and

(v) a copy of the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents, duly certified by an officer of the Borrower.

(v) Permitted Liens: the permitted liens identified in Section 8(n) hereof.

(w) Person: any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(x) Premises: all premises where the Borrower conducts its business and has any rights of possession.

(y) Revolving Line of Credit: the revolving line of credit established pursuant to Section 2 hereof.

(z) Revolving Line of Credit Expiration Date: the earlier of (i) December 6, 2007, or (ii) the date on which the Lender terminates the Revolving Line of Credit hereunder.

(aa) Security Agreement: the Security Agreement of even date herewith executed by the Borrower, as debtor, in favor of the Lender, as secured party, pursuant to which the Borrower has granted to the Lender a first priority security interest in and to the Collateral to secure, among other things, payment of the Note.

(bb) Security Documents: collectively, the Security Agreement and any other document securing payment of the Note and the other obligations of the Borrower to the Lender.

(cc) Subsidiary: means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

(dd) Total Fixed Charges: the sum of the Borrower’s interest expense, current maturities of long-term debt, current maturities of capital leases, lease expenses, declared and paid preferred stock dividends and unfunded Capital Expenditures.

(ee) UCC: means the Uniform Commercial Code as in effect from time to time in the State of Minnesota as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

2. REVOLVING LINE OF CREDIT. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower under the Revolving Line of Credit (each an “Advance”) from time to time from the date all of the conditions set forth in Section 6 hereof are satisfied to the Revolving Line of Credit Expiration Date, in an aggregate amount not to exceed at any time outstanding the Borrowing Base. Notwithstanding anything to the contrary contained herein, the Lender shall have no obligation to make an Advance if, after giving effect to such requested Advance, the outstanding and unpaid Advances would exceed the Borrowing Base. The Borrower’s obligation to pay the Advances under this Section shall be evidenced by the Note and shall be secured by the Security Documents. Within the limits set forth in this Section and in the Note, the Borrower may borrow, prepay and reborrow. Reference is hereby made to the Note for the terms thereof relating to, among other things, maturity, pricing and repayment schedule.

3. MANNER OF BORROWING. Each time the Borrower desires to obtain an Advance pursuant to Section 2 hereof, the Borrower shall request such Advance either orally or in writing. Each such oral or written request must specify the date of the requested Advance and the amount thereof. At the request of the Lender, an oral request must be confirmed in writing by the Borrower within three (3) Banking Days of such request.

4. PAYMENTS. The Lender will have the right to pay accrued interest or principal on the Notes and any and all other amounts due and payable under the Loan Documents by debiting any account of the Borrower at the Lender or by making an Advance against the Revolving Line of Credit, without further authorization from the Borrower.

5. COMMITMENT FEE. The Borrower shall pay to the Lender a fee (the “Commitment Fee”) in an amount determined by applying a rate of one-quarter of one percent (0.25%) per annum to the average daily excess of the Revolving Line of Credit over the Maximum Line. The Commitment Fee shall be payable to the Lender quarterly in arrears on each January 1, April 1, July 1 and October 1 during the term hereof and on the Revolving Line of Credit Expiration Date.

6. CONDITIONS PRECEDENT. As a condition precedent to the extension by the Lender of the Revolving Line of Credit, the following agreements, documents and other items shall have been executed and/or delivered to the Lender by the party indicated, each of which documents, agreements and other items shall be in form and substance acceptable to the Lender:

(a) This Agreement, properly executed by the Borrower and the Lender.

(b) The Note, properly executed by the Borrower.

(c) A Compliance Certificate properly completed and executed by the Borrower, indicating that the Borrower is in compliance with all covenants set forth herein as of the date hereof.

(d) A Borrowing Base Certificate, properly completed and executed by the Borrower, indicating that the Borrowing Base exceeds the amount of the initial Advance as of the date hereof.

(e) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Note, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect its interest in and to the Collateral, to the extent such interest is capable of being perfected by filing.

(f) The Security Documents, properly executed by the parties thereto.

(g) Certificates of the insurance required hereunder and under the Security Documents, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.

(h) A Secretary Certificate for the Borrower certifying as to (i) the resolutions authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (ii) the Borrower’s certificate of incorporation and bylaws, and (iii) the signatures of the Borrower’s officers and agents authorized to execute and deliver the Loan Documents to which it is a party and other instruments, agreements and certificates, including Advance requests, on the Borrower’s behalf.

(i) The Organizational Documents.

(j) Payment of the fees and commissions due through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 11(b) hereof, including all legal expenses incurred through the date of this Agreement.

(k) Payment of the fully-earned, non-refundable origination fee in the amount of $5,000.

(l) Such other documents as the Lender in its sole discretion may require.

In addition to the foregoing, the obligation of the Lender to make any Advance under Section 2 hereof shall be subject to the further conditions precedent that on the date of such Advance:

(a) the representations and warranties contained in Section 7 hereof are true and correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default.

7. REPRESENTATIONS. In order to induce the Lender to extend the Revolving Line of Credit and make Advances hereunder, the Borrower hereby warrants and represents to the Lender as follows:

(a) Borrower’s Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Borrower is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would materially adversely affect the Borrower’s financial condition, business, properties or assets. The Borrower’s organizational identification number is DE 3963071 and its tax identification number is 27-0074530.

(b) Authority of the Borrower. The Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform its obligations thereunder; the execution, delivery and performance by the Borrower of the Loan Documents will not violate any provision the Organizational Documents of the Borrower or of any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

(c) Enforceability Against the Borrower. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors’ rights generally).

(d) Financial Condition. The financial statements of the Borrower furnished to the Lender in connection with this Agreement are complete and correct in all material respects and fairly present the financial condition of the Borrower and at the dates of such statements. Since the most recent set of financial statements delivered by the Borrower to the Lender, there have been no material adverse changes in the financial condition of the Borrower.

(e) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of the Borrower or which would question the validity of the Loan Documents, or impair the ability of the Borrower to perform its obligations under the Loan Documents.

(f) Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted except where the failure to do so cannot reasonably be determined to materially adversely affect the Borrower’s financial condition, business, properties or assets.

(g) Default. The Borrower is not in default of a material provision under any agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

(h) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of the Loan Documents, or any of the agreements or instruments herein mentioned relating to the Revolving Line of Credit to which the Borrower is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

(i) Taxes. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

(j) Ownership of Property; Liens. The Borrower has good and marketable title to its real properties and good and sufficient title to the Collateral and its other property, free and clear of all mortgages, liens, security interests and encumbrances, except the Permitted Liens.

(k) Judgments. There are no judgments outstanding or docketed against the Borrower.

(1) Leases. The Leases are in full force and effect as of the date hereof and neither the Borrower nor any Landlord is in default under any of the terms thereof.

(m) Subsidiaries. Except as set forth on Schedule 7(m) attached hereto, the Borrower has no Subsidiaries.

(n) Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower’s records pertaining thereto as being obligated to pay such obligation.

8. COVENANTS OF THE BORROWER. On and after the date hereof and until the payment in full of the Note, and the performance of all other obligations of the Borrower hereunder, the Borrower agrees that, unless the Lender shall otherwise consent in writing:

(a) Financial Statements. The Borrower shall deliver or cause to be delivered to the Lender the following:

(i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower (balance sheet, income statement and statement of cash flow) for such year, all in reasonable detail and prepared in accordance with GAAP by an independent certified public accountant selected by the Borrower and reasonably acceptable to the Lender;

(ii) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, internally prepared financial statements of the Borrower (balance sheet, income statement and statement of cash flow) for such month and year-to-date, all in reasonable detail and prepared in accordance with GAAP, together with a Compliance Certificate (which certificate shall include detailed inventory, receivables, payables and collection reports), certified to the Lender by an authorized agent of the Borrower;

(iii) as soon as available and in any event within thirty (30) days after the end of each calendar month, a Borrowing Base Certificate, certified to the Lender by an authorized agent of the Borrower; and

(iv) from time to time, such further information regarding the business, operations, affairs, financial and other condition of the Borrower and/or the Collateral and/or any of its other property and/or any Premises as the Lender may reasonably request.

(b) Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon its income or profits, or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any other property of the Borrower.

(c) Insurance. The Borrower shall maintain insurance coverage with respect to the Collateral with responsible insurance companies licensed to do business in the States of Minnesota and Delaware and as otherwise required by the Security Documents. The Borrower shall furnish to the Lender written evidence as to the insurance maintained by the Borrower.

(d) Maintenance of Existence; Conduct of Business. The Borrower shall preserve all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; conduct its business in an orderly, efficient and regular manner; and shall not liquidate, merge, dissolve, suspend operations, or sell all or substantially all of its assets.

(e) Maintenance of Properties. The Borrower shall keep all of its assets and properties in good working order and condition, ordinary wear and tear and casualty losses excepted.

(f) Compliance with Applicable Laws. The Borrower shall comply with the requirements of all applicable state and federal laws, and of all rules, regulations and orders of any governmental or other authority or agency, a breach of which would materially and adversely affect its business or credit, except where contested in good faith and by proper proceedings.

(g) Litigation. The Borrower shall promptly give to the Lender notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower, except litigation or proceedings which, if adversely determined, would not materially affect the financial condition or business of the Borrower.

(h) Access to Books and Inspection. The Borrower shall at all times keep proper books of record and accounts for itself, and, upon request of the Lender and upon reasonable notice, the Borrower shall provide any duly authorized representative of the Lender access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the Borrower’s possession or control relating to its affairs, and to inspect any of its facilities and properties; provided, however, that the Lender shall treat all such books and records confidential and shall only be permitted to disclose the information contained therein to its legal counsel, its independent public accountants, any participating banks, or in connection with any action to collect on any of the Note or to enforce this Agreement or the documents related hereto, or as otherwise permitted or required by law.

(i) Access. The Borrower shall grant to the Lender’s agents access to any Premises at any reasonable time upon reasonable notice in order to inspect the Borrower’s property and business.

(j) Transfer of Collateral. The Borrower shall not sell, dispose of, lease, mortgage, assign, sublet or transfer any of its right, title or interest in or to the Collateral without the prior written consent of the Lender, except as expressly permitted under the Security Agreement.

(k) Leases. The Borrower shall timely comply with all of its obligations under the Leases and will immediately notify the Lender if the Borrower amends, modifies or terminates any Lease.

(1) Deposit Account. The Borrower shall maintain at all times a deposit account at the Lender.

(m) Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time during telephone account debtors and other obligors to verify Accounts.

(n) Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, “Permitted Liens”):

(i) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 8(n) hereto, securing indebtedness for borrowed money permitted under Section 8(o) hereof;

(ii) liens and security interests created by the Security Documents; and

(iii) purchase money security interests relating to the acquisition of equipment not exceeding the lesser of cost or fair market value thereof.

(o) Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(i) indebtedness arising hereunder;

(ii) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 9(o) hereto;

(iii) indebtedness of the Borrower which is unsecured and is incurred in the ordinary course of the Borrower’s business (such as accounts payable), but specifically excluding any such indebtedness for borrowed money; and

(iv) indebtedness relating to Permitted Liens.

(p) Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

(i) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

(ii) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 9(p) hereto.

(q) Subsidiaries. The Borrower will not create or permit to exist any new Subsidiary.

(r) Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person.

(s) Financial Covenant. The Borrower shall achieve a Fixed Charge Coverage Ratio as of the end of each fiscal year of the Borrower of not less than 1.10 to 1.00 based on the immediately prior 12-month period.

9. EVENTS OF DEFAULT. As used herein, the term “Event of Default” shall mean and include each or all of the following events:

(a) the Borrower shall fail to pay, when due, any amounts required to be paid under any of the Note or any other indebtedness of the Borrower to the Lender or any third party, or any other such indebtedness now existing or hereafter arising and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

(b) the Borrower fails to comply with Section 8(s) hereof;

(c) except as set forth in (b) above, the Borrower shall fail to observe or perform any of the covenants, conditions or agreements to be observed or performed by it under the Loan Documents or any credit or similar agreement between the Borrower and the Lender for a period of ten (10) calendar days after written notice, specifying such default and requesting that it be remedied, given to the Borrower by the Lender;

(d) if the Borrower files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Borrower of all or any substantial part of its properties, the Collateral or any other property;

(e) if within sixty (60) days after the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding is not dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower of all or any substantial part of its properties, the Collateral or any other property, such appointment is not vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment is not vacated;

(f) the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense);

(g) any representation or warranty made by the Borrower in the Loan Documents shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

(h) any material adverse change shall occur in the condition (financial or otherwise) of the Borrower which, in the reasonable opinion of the Lender, increases its risk with respect to any of the Note, or the Lender otherwise in good faith deems itself insecure;

(i) all or any portion of the property subject to the Security Documents, or the legal, equitable or any other interest therein, shall be sold, transferred, assigned, leased or otherwise disposed of unless the prior written consent of the Lender is first obtained, except as expressly permitted in the Security Documents;

(j) final judgment(s) for the payment of money in excess of $5,000, individually or in the aggregate, shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

(k) any state or federal tax lien shall be filed against or with respect to the Borrower.

Upon the occurrence of an Event of Default, the Lender may, at its option, exercise any and all of the following rights and remedies (in addition to any other rights and remedies available to it):

(i) the Lender may, without notice, declare immediately due and payable all unpaid principal of and accrued interest on the Note, together with all other sums payable hereunder or under the Note, and the Note shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived;

(ii) the Lender may terminate the Revolving Line of Credit;

(iii) the Lender may refuse to make any Advances hereunder;

(iv) the Lender may exercise all of its rights or remedies under the Loan Documents; or

(v) the Lender shall have all the right, in addition to any other rights provided by law, to enforce its rights and remedies under the documents related hereto.

10. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mails, certified or registered, postage prepaid, addressed as aforesaid.

IF TO THE LENDER:

Associated Bank, National Association

2655 Campus Drive

Plymouth, Minnesota 55441

Attn: Nicholas Richardson

IF TO THE BORROWER:

Virtual Radiologic Corporation

5995 Opus Parkway, Suite 200

Minnetonka, Minnesota 55343

Attn: Mark Marlow

11.	MISCELLANEOUS.

(a) Waivers, etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) Expenses. The Borrower shall reimburse the Lender for any and all reasonable costs and expenses, including without limitation attorneys’ fees, paid or incurred by the Lender in connection with (i) the preparation of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, which amount shall be paid prior to the making of any advance hereunder; (ii) the closing and consummation of the transactions contemplated hereby; (iii) the negotiation of any amendments, modifications or extensions to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; (iv) the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender under any of the foregoing documents, instruments or agreements under applicable law, whether or not suit is filed with respect thereto; and (v) costs incurred by the Lender in connection with inspections and audits of the Collateral or other property of the Borrower.

(c) Amendments, etc. This Agreement, the Note and the other Loan Documents may not be amended or modified, nor may any of their terms (including without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by the Lender and the Borrower.

(d) Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its right to borrow hereunder without the prior written consent of the Lender.

(e) Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender’s right of banker’s lien, offset, or counterclaim, which right the Borrower hereby grants to the Lender.

(f) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(g) Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

(h) Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (b) waive any argument that venue in any such forum is not convenient, (c) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ Mark Marlow
Its:	CFO

STATE OF MINNESOTA	)
)
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 6th day of December, 2006, by Mark Marlow, the CFO of Virtual Radiologic Corporation, a Delaware corporation, for and on behalf of the corporation.

[LENDER SIGNATURE PAGE FOLLOWS]

Cynthia Ann Story

Cynthia Ann Story

12-6-2006

[LENDER SIGNATURE PAGE TO REVOLVING LOAN AGREEMENT

DATED DECEMBER 6, 2006]

LENDER:

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Nicholas A. Richardson
Nicholas A. Richardson, Vice President